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                                  EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 1995, which appears on page 12 of the 1994 Annual Report to Shareholders of Sybron Chemicals
Inc. and its subsidiaries, which is incorporated by reference in Sybron Chemicals Inc. and its subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1994.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Philadelphia, Pennsylvania
February 29, 1996